United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
 __________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): August 28, 2014

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On August 28, 2014, Urstadt Biddle Properties Inc. (the "Company"), through a wholly-owned subsidiary, acquired two retail properties totaling 89,000 square feet located in Greenwich, Connecticut (Fairfield County) (the "Greenwich Properties") for $47.4 million from an unaffiliated property owner. The properties were purchased free and clear of mortgages.  The purchase was funded with available cash, borrowings under the company's unsecured revolving credit facility and a $25 million unsecured term loan.
On September 2, 2014, the Company issued a press release announcing the acquisition of the Greenwich Properties. A copy of the press release is attached hereto as Exhibit 99.1.
On February 19, 2014, the Company, through two wholly-owned subsidiaries, completed the purchase of a fifty percent tenant-in-common interest in the Gateway Plaza Shopping Center (the "Gateway Property") and Applebee's Plaza (the "Applebee's Plaza Property") for a combined purchase price of $14.05 million from an unaffiliated property owner.  Both properties are located in Riverhead, NY (Suffolk County) (the "Retail Joint Ventures"). The Applebee's Plaza property was purchased subject to an existing first mortgage payable encumbering the property in the amount of $1.2 million. The mortgage matures in January 2019 and bears interest at a fixed rate of 5.98% per annum.  Simultaneously with the closing of our interest in the Gateway Property, a $14 million first mortgage payable was placed on the property.  The mortgage loan has a term of ten years and bears interest at a fixed rate of 4.18% per annum.  The Company funded its remaining equity needed to complete the two investments with borrowings under its unsecured revolving credit facility and a portion of the proceeds from the sale of its non-core portfolio.
On February 21, 2014, the Company issued a press release announcing the investments in the Retail Joint Ventures.  A copy of the press release is attached hereto as Exhibit 99.2.
In January 2014, the Company acquired the 30,940 square foot Bethel Hub Shopping Center in Bethel, CT (Fairfield County) (the "Bethel Property") for a purchase price of $9.0 million from an unaffiliated property owner.  The property was purchased free and clear of mortgages. The $9.0 million acquisition was funded with proceeds from the sale of the Company's non-core properties.
On January 13, 2014, the Company issued a press release announcing the acquisition of the Bethel Property.  A copy of the press release is attached hereto as Exhibit 99.3.
In December 2013, the Company, through two wholly-owned subsidiaries, acquired two New Jersey retail properties totaling 119,000 square feet. The first property is located in Boonton, New Jersey (Morris County) (the "Boonton Property") and was purchased for $18.35 million from an unaffiliated property owner. The purchase was funded with borrowings under our unsecured revolving credit facility and the assumption of a first mortgage payable encumbering the property in the amount of $7.8 million.  The mortgage matures in September 2022 and has a fixed interest rate of 4.2%.  The second property is located in Bloomfield, New Jersey (Essex County) (the "Bloomfield Property") and was purchased for $11.0 million from an unaffiliated property owner. The purchase was funded with borrowings under our unsecured revolving credit facility and the assumption of a first mortgage payable encumbering the property in the amount of $7.7 million.  The mortgage matures in August 2016 and has a fixed interest rate of 5.5%.
On January 2, 2014, the Company issued a press release announcing the acquisition of the Boonton Property and the Bloomfield Property. A copy of the press release is attached hereto as Exhibit 99.4.
Item 9.01    Financial Statements and Exhibits.
(a)	Financial Statements of Real Estate Acquired.
The Company intends to file any required financial statements or pro forma financial information for the properties acquired by amendment hereto no later than 71 days after this current report is required to be filed.
(b)	Pro Forma Financial Information
See paragraph (a) above
(c)	Not applicable
(d)	The following exhibits are filed as part of this report:
Exhibit No.	Description
99.1	Press release dated September 2, 2014
99.2	Press release dated February 21, 2014
99.3	Press release dated January 13, 2014
99.4	Press release dated January 2, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 3, 2014	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes
John T. Hayes Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 2, 2014
99.2	Press release dated February 21, 2014
99.3	Press release dated January 13, 2014
99.4	Press release dated January 2, 2014